Exhibit 3.2

BYLAWS

OF

THE NEIMAN MARCUS GROUP, INC.

(As amended through August 15, 2005)

BYLAWS

OF

THE NEIMAN MARCUS GROUP, INC.

(hereinafter called the “Corporation”)

(As amended through August 15, 2005)

Article I. PREAMBLE

These Bylaws shall be subject to all provisions of the General Corporation Law of the State of Delaware (“GCL”) and all of the provisions of the Certificate of Incorporation.

Article II. MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect directors in the manner provided in the Certificate of Incorporation and in these Bylaws, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by the Chairman of the Board of Directors and shall be called by such officer or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. Quorum. Except as otherwise provided by the GCL or by the Certificate of Incorporation or these Bylaws, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. Any stock of the Corporation belonging to the Corporation at the time of any meeting or any adjourned session thereof shall neither be entitled to vote nor counted for quorum purposes provided, however, that this sentence shall not be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.

Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, (a) any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat and (b) each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of the stockholders entitled to vote at the meeting of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 7. Business Brought Before Meetings. At any Annual Meeting of Stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by a stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2. For business to be properly brought before an Annual Meeting of Stockholders pursuant to clause (c) above, the stockholder must have given written notice thereof to, either by personal delivery or by United States mail, postage prepaid, and such notice must have been received by, the Secretary of the Corporation, not later than ninety days prior to the anniversary date of the immediately preceding Annual Meeting. Such notice shall set forth: (a) the name and address, as they appear on the Corporation’s books, of the stockholder who is proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (b) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by the stockholder, or the beneficial owner on whose behalf the proposal is made; (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (d) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (e) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such business and (f) a statement as to whether such stockholder of record, and the beneficial owner, if any, intend to solicit proxies in support of such proposal. The presiding officer of the meeting shall determine and declare to the meeting whether or not such business was properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and at such officer’s discretion, may declare such business not properly brought before the meeting and shall not recognize the bringing of such business.

At any Special Meeting of Stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of Special Meeting.

Article III. DIRECTORS

Section 1. Number and Election of Directors. Except as otherwise fixed pursuant to Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation acting separately by class or series, to elect, under specified circumstances, directors at an annual or special meeting of stockholders, the Board of Directors shall consist of not less than six nor more than twelve persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Except as provided in the Certificate of Incorporation or Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders by the stockholders entitled to vote for the election of directors (or for the election of directors of a given class, as applicable), and each director so elected shall hold office until the annual meeting for the year in which his or her term expires and until a director of the same class succeeding such director is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time by delivering his or her resignation in writing or by electronic transmission to the Chairman of the Board of Directors, the President or the Secretary or to a meeting of the Board of Directors. Such resignation shall take effect at the time stated therein, or if no time be so stated then upon its delivery, and without in either case the necessity of its being accepted unless the resignation shall so state. Directors need not be stockholders.

Section 2. Vacancies. Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, acting separately by class or series, to elect, under specified circumstances, directors at an annual or special meeting of stockholders, and except as otherwise provided pursuant to the provisions of Article Ninth thereof, relating to the power of the Board of Directors to fill newly created directorships and vacancies in the Board of Directors, any vacancy in the office of a director created by the death, resignation, retirement, disqualification, removal from office of a director or other cause, elected by (or appointed on behalf of) the holders of the Class B Common Stock, par value $.01 per share, of the Corporation (the “Class B Common Stock”) on the one hand, or the holders of the Class A Common Stock, par value $.01 per share, of the Corporation (the “Class A Common Stock”), and the Class C Common Stock, par value $.01 per share, of the Corporation (the “Class C Common Stock”), on the other hand, as the case may be, shall be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Class B Common Stock, on the one hand, or Class A Common Stock and Class C Common Stock, on the other hand (or on behalf of whom that director was appointed), as the case may be, unless there are no such directors in such Class, in which case such vacancy shall be filled by the stockholders of such Class, or the Special Voting Rights (as defined in Section 2(e)(ii) of Article Fourth of the Certificate of Incorporation) have been eliminated in accordance with Section (2)(e)(ii) of Article Fourth of the Certificate of Incorporation, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director), regardless of any quorum requirements set out in these Bylaws. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Unless the Special Voting Rights have been eliminated in accordance with Section (2)(e)(ii) of Article Fourth of the Certificate of Incorporation, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated pursuant to Section (2)(e)(iii) of Article Fourth of the Certificate of Incorporation. Once such newly created directorships have been allocated as Class A Directors or Class B Directors (as such terms are defined in Section (2)(e)(ii) of Article Fourth of the Certificate of Incorporation), such newly-created directorships shall be filled by the vote of the majority of the directors in such Class (or the sole remaining director in such Class), as the case shall be, unless there are no such directors in such Class, in which case such vacancy shall be filled by the stockholders of such Class, or the Special Voting Rights have been eliminated in accordance with Section (2)(e)(ii) of Article Fourth of the Certificate of Incorporation, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director), regardless of any quorum requirements set out in these Bylaws. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting for the year in which his or her term expires and until a director of the same Class succeeding such director shall have been elected and qualified or until his or her earlier resignation or removal. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman or a majority of the Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone, email or other electronic transmission on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. At all meetings of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Actions of Board. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meetings by Means of Conference Telephone. Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees to exercise the power and authority provided herein with respect to such committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. Any committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all the powers and authority of the committee.

Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10. Nomination of Directors. Except as otherwise fixed pursuant to Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, acting separately by class or series, to elect, under specified circumstances, directors at an annual or special meeting of stockholders, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Article IV. OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be one or more Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Chief Executive Officers, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3. Resignations and Removals. Any officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board of Directors, the President or the Secretary or to a meeting of the Board of Directors. Such resignation shall take effect at the time stated therein, or if no time be so stated then upon its delivery, and without in either case the necessity of its being accepted unless the resignation shall so state. The Board of Directors may at any time remove from office any officer either with or without cause.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors or, if the Chairman is unavailable, such other director as may be designated by the Board of Directors, shall preside at all meetings of the stockholders and of the Board of Directors.

Section 5. President. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Board of Directors.

Section 6. Vice-Presidents. Any Vice-President shall have such duties and powers as shall be designated from time to time by the Board of Directors or the President.

Section 7. Treasurer and Assistant Treasurer. The Treasurer shall be in charge of the Corporation’s funds and valuable papers. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the President.

Any Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the President or the Treasurer.

Section 8. Controller and Assistant Controllers. The Controller shall be the chief accounting officer of the Corporation and shall be in charge of its books of account and accounting records and of its accounting procedures. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the President.

Any Assistant Controllers shall have such duties and powers as shall be designated from time to time by the President or the Controller.

Section 9. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders, of the Board of Directors and of committees of the Board of Directors, in books kept for that purpose. In his or her absence from any such meeting an Assistant Secretary or if there be none or he or she is absent, a temporary Secretary chosen at the meeting shall record the proceedings thereof.

Any Assistant Secretaries shall have such duties and powers as shall be designated from time to time by the President or the Secretary.

Section 10. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other office of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 11. Loans and Guaranties to Directors or Officers. Upon resolution by vote of disinterested directors, the Corporation may, subject to applicable law, make a loan of money or property to, or guarantee the obligation of, any director or officer of the Corporation or a subsidiary if the Board determines that such transaction may reasonably be expected to benefit the Corporation.

Article V. STOCK

Section 1. Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of shares, upon request to the Corporation or its transfer agent, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation.

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of stock of the Corporation.

Section 2. Certificates for Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the Vice Chairman, the President or the Vice President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Corporation and countersigned by an independent transfer agent and registered by an independent registrar. Any or all of the signatures may be facsimiles unless the regulations of the New York Stock Exchange then in effect shall require to the contrary.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued and delivered by the Corporation with the same effect as if he or she were an officer, transfer agent or registrar at the date of the issue.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of shares and the date of issue thereof shall be entered on the books of the Corporation.

Section 3. Statements Relating to Uncertificated Shares. Within two business days, or such other time as may be required, after uncertificated shares have been registered, the Corporation or its transfer agent shall send to the registered owner thereof a written statement containing a description of the issue of which such shares are a part, the number of shares registered, the date of registration and such other information as may be required or appropriate.

Section 4. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue or cause to be issued uncertificated shares or, if requested by the appropriate person, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other persons, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman, the Vice-Chairman of the Board of Directors, the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Article VI. NOTICES

Section 1. Notices. Whenever notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any stockholder, such notice may be given by mail, addressed to such stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given personally or by telegram, telex, cable or in any other manner permitted by law and such notice shall be deemed to be given upon receipt.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any meeting or such other event need be specified in any written waiver of notice.

Article VII. GENERAL PROVISIONS

Section 1. Dividends. Subject to the provisions of the Certificate of Incorporation, dividends, if any, upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article VIII. INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits of Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum (such directors, the “Non-Party Directors”), or (ii) by a committee of Non-Party Directors designated by majority vote of the Non-Party Directors, even though less than a quorum, or (iii) if there are no Non-Party Directors, or, if the Non-Party Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. Notwithstanding anything contained in this Section 3 to the contrary, the Corporation shall not be required to indemnify any person against any liability, cost or expense (including attorneys’ fees) incurred by such person in connection with any action, suit or proceeding voluntarily initiated or prosecuted by such person unless the initiation or prosecution of such action, suit, or proceeding by such person was authorized by a majority of the entire Board of Directors, provided, however, that a majority of the entire Board of Directors may, after any such action, suit or proceeding has been initiated or prosecuted, in its discretion, indemnify any such person against any such liability, cost or expense.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of the Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or other enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstance in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 or this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

Section 6. Expenses Payable in Advance. Expenses incurred by a present or former director or officer in defending or investigating a threatened or pending action, suit or proceeding shall, to the fullest extent not prohibited by applicable law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such present or former director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of or advancement of expenses to any person who is not specified in Sections 1 or 2 of this Article VIII, including employees or agents of the Corporation, but whom the Corporation has the power or obligation to indemnify under the provisions of GCL, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

Section 9. Meaning of “Corporation” for Purposes of Article VIII. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a director, officer, employee or agent as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article VIII.

Article IX. AMENDMENTS

These Bylaws may be amended, altered, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided, in the case of a meeting of stockholders, notice of the proposed change was given in the notice of the meeting; provided, however, that, notwithstanding any other provisions of the Certificate of Incorporation, these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any Voting Stock (as defined in the Certificate of Incorporation of the Corporation) required by law, the Certificate of Incorporation, or these Bylaws, the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend, alter, rescind or repeal Section 3 of Article II and Sections 1, 2 and 10 of Article III, Article VIII and this Article IX of these Bylaws.

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